THE CIT GROUP/SALES FINANCING, INC.

                        CERTIFICATE OF SERVICING OFFICER

      The undersigned certifies that he is a Vice President of The CIT Group/Sales Financing, Inc., a corporation organized under the laws of Delaware ("CITSF"), and that as such he is duly authorized to execute and deliver this certificate on behalf of CITSF pursuant to Section 4.09 of the Sale and Servicing Agreement, dated as of June 1, 1998 (the "Agreement"), among CITSF, The CIT Group Securitization Corporation II and CIT RV Trust 1999-A, (all capitalized terms used herein without definition having the respective meanings specified in the Agreement), and further certifies that:

      1. The Monthly Report for the period from December 1, 2000 to December 31, 2000 attached to this certificate is complete and accurate in accordance with the requirements of Sections 4.09 and 5.08 of the Agreement; and

      2. As of the date hereof, no Event of Termination or event that with notice or lapse of time or both would become an Event of Termination has occurred.

      IN WITNESS WHEREOF, the undersigned has affixed hereunto his signature this 12th day of January 2000.

                                          THE CIT GROUP/SALES FINANCING, INC.

                                          By: /s/    Frank Garcia
                                              ----------------------------------
                                              Name:  Frank Garcia
                                              Title: Vice President

                               CIT RV TRUST 1999-A

                            MONTHLY SERVICER'S REPORT

                                                                                                 Due Period                 12/31/99
                                                                                                 Determination Date          1/12/00
                                                                                                 Distribution Date           1/18/00


I.   All Payments on the Contracts                                                                                     11,181,543.11
II.  All Liquidation Proceeds on the
       Contracts with respect to Principal                                                                                188,697.75
III. Repurchased Contracts                                                                                                      0.00
IV.  Investment Earnings on the
       Collection Account                                                                                                       0.00
V.   Servicer Monthly Advances                                                                                            344,824.26
VI.  Reimbursement of prior monthly
       Servicer Advances                                                                                                 -324,941.63
VII. Incorrect Deposits                                                                                                         0.00

Total available amount in Collection Account                                                                          $11,390,123.49
                                                                                                                      ==============

Draws from the Reserve Account                                                                                                  0.00

Certificate Interest advanced                                                                                                   0.00

Total Distributions                                                                                                   $11,390,123.49

DISTRIBUTION AMOUNTS                                              Cost per $1000
---------------------------------------------                     --------------

1.  (a)  Class A-1 Note Interest Distribution                                                   507,283.49
    (b)  Class A-1 Note Principal Distribution                                                8,302,134.81
         Aggregate Class A-1 Note Distribution                      46.38000579                                         8,809,418.30

2.  (a)  Class A-2 Note Interest Distribution                                                   502,667.33
    (b)  Class A-2 Note Principal Distribution                                                        0.00
         Aggregate Class A-2 Note Distribution                       4.81666663                                           502,667.33

3.  (a)  Class A-3 Note Interest Distribution                                                   544,744.00
    (b)  Class A-3 Note Principal Distribution                                                        0.00
         Aggregate Class A-3 Note Distribution                       4.96666667                                           544,744.00

4.  (a)  Class A-4 Note Interest Distribution                                                   443,930.67
    (b)  Class A-4 Note Principal Distribution                                                        0.00
         Aggregate Class A-4 Note Distribution                       5.13333337                                           443,930.67

5.  (a)  Class A-5 Note Interest Distribution                                                   235,144.00
    (b)  Class A-5 Note Principal Distribution                                                        0.00
         Aggregate Class A-5 Note Distribution                       5.20000000                                           235,144.00

6.  (a)  Class B Note Interest Distribution                                                     152,950.00
    (b)  Class B Note Principal Distribution                                                          0.00
         Aggregate Class B Note Distribution                         5.36666667                                           152,950.00

7.  (a)  Certificate Interest Distribution                                                       69,187.19
    (b)  Certificate Principal Distribution                                                           0.00
         Aggregate  Certificate Distribution                         6.00833333                                            69,187.19

8.  Servicer Payment
    (a)  Servicing Fee                                                                          208,063.68

         Total Servicer Payment                                                                                           208,063.68

9.  Deposits to the Reserve Account                                                                                       424,018.32

Total Distributions                                                                                                   $11,390,123.49
                                                                                                                      ==============

10. Distributions from the Reserve Account
    (a)  Draw deposited into the Note Distribution Account                                            0.00
    (b)  Draw deposited into the Certificate
           distribution Account                                                                       0.00
    (c)  Distribution to Lender                                                                 474,243.34
    (d)  Distribution to Affiliated Owner                                                             0.00

Total Distributions from the Reserve Account                                                                              474,243.34

              INTEREST
-------------------------------------

1.  Current Interest Requirement
      (a)  Class A-1 Notes @  5.330%                                                            507,283.49
      (b)  Class A-2 Notes @  5.780%                                                            502,667.33
      (c)  Class A-3 Notes @  5.960%                                                            544,744.00
      (d)  Class A-4 Notes @  6.160%                                                            443,930.67
      (e)  Class A-5 Notes @  6.240%                                                            235,144.00

              Aggregate Interest on Class A Notes                                                                       2,233,769.49

      (f)  Class B Notes @    6.440%                                                                                      152,950.00
      (g)  Certificate @      7.210%                                                                                       69,187.19

2.  Remaining Interest Shortfall
      (a)  Class A-1 Notes                                                                            0.00
      (b)  Class A-2 Notes                                                                            0.00
      (c)  Class A-3 Notes                                                                            0.00
      (d)  Class A-4 Notes                                                                            0.00
      (e)  Class A-5 Notes                                                                            0.00
      (f)  Class B Notes                                                                              0.00

      (g)  Certificate                                                                                0.00


3.  Total Distribution of Interest                                Cost per $1000
                                                                  --------------
      (a)  Class A-1 Notes                                           2.67075650                 507,283.49
      (b)  Class A-2 Notes                                           4.81666663                 502,667.33
      (c)  Class A-3 Notes                                           4.96666667                 544,744.00
      (d)  Class A-4 Notes                                           5.13333337                 443,930.67
      (e)  Class A-5 Notes                                           5.20000000                 235,144.00

              Total Aggregate Interest on Class A Notes                                                                 2,233,769.49

      (f)  Class B Notes                                             5.36666667                                           152,950.00

      (g)  Certificate                                               6.00833333                                            69,187.19

             PRINCIPAL
-------------------------------------

                                                                 No. of Contracts
                                                                 ----------------
1.  Principal Collected                                                147                    7,412,128.33
2.  Liquidated Contracts                                                3                       277,459.06
3.  Repurchased Contracts                                               0                             0.00
4.  Additional Principal Distribution Amount                                                    612,547.42

    Total Formula Principal Distribution Amount                                                                         8,302,134.81

5.  Principal Balance before giving effect to                                                   Pool Factor
      Principal Distribution                                                                    -----------
      (a)  Class A-1 Notes                                                                       0.6012960            114,210,166.02
      (b)  Class A-2 Notes                                                                       1.0000000            104,360,000.00
      (c)  Class A-3 Notes                                                                       1.0000000            109,680,000.00
      (d)  Class A-4 Notes                                                                       1.0000000             86,480,000.00
      (e)  Class A-5 Notes                                                                       1.0000000             45,220,000.00
      (f)  Class B Notes                                                                         1.0000000             28,500,000.00

      (g)  Certificate                                                                           1.0000000             11,515,205.00


6.  Remaining Principal Shortfall
      (a)  Class A-1 Notes                                                                                                      0.00
      (b)  Class A-2 Notes                                                                                                      0.00
      (c)  Class A-3 Notes                                                                                                      0.00
      (d)  Class A-4 Notes                                                                                                      0.00
      (e)  Class A-5 Notes                                                                                                      0.00
      (f)  Class B Notes                                                                                                        0.00

      (g)  Certificate                                                                                                          0.00


7.  Principal Distribution                                        Cost per $1000
                                                                  --------------
      (a)  Class A-1 Notes                                          43.70924929                                         8,302,134.81
      (b)  Class A-2 Notes                                           0.00000000                                                 0.00
      (c)  Class A-3 Notes                                           0.00000000                                                 0.00
      (d)  Class A-4 Notes                                           0.00000000                                                 0.00
      (e)  Class A-5 Notes                                           0.00000000                                                 0.00
      (f)  Class B Notes                                             0.00000000                                                 0.00

      (g)  Certificate                                               0.00000000                                                 0.00

8.  Principal Balance after giving effect  to                                                   Pool Factor
      Principal Distribution                                                                    -----------
      (a)  Class A-1 Notes                                                                       0.5575868            105,908,031.21
      (b)  Class A-2 Notes                                                                       1.0000000            104,360,000.00
      (c)  Class A-3 Notes                                                                       1.0000000            109,680,000.00
      (d)  Class A-4 Notes                                                                       1.0000000             86,480,000.00
      (e)  Class A-5 Notes                                                                       1.0000000             45,220,000.00
      (f)  Class B Notes                                                                         1.0000000             28,500,000.00

      (g)  Certificate                                                                           1.0000000             11,515,205.00

               POOL DATA
---------------------------------------

                                                                                              Aggregate
                                                                  No. of Contracts           Pool Balance
                                                                  ----------------           ------------
1.  Pool Stated Principal Balance as of         12/31/99               12,306               491,663,236.21

2.  Delinquency Information                                                                                        % of Pool Balance
                                                                                                                   -----------------

      (a)  31-59 Days                                                   114                   2,972,336.17               0.605%
      (b)  60-89 Days                                                    37                   1,480,452.60               0.301%
      (c)  90-119 Days                                                   35                   1,524,891.58               0.310%
      (d)  120 Days +                                                    70                   2,287,706.50               0.465%

3.  Contracts Repossessed during the Due Period                          6                      173,524.15

4.  Current Repossession Inventory                                       12                     469,001.92

5.  Net Liquidation Losses for the related Due Period
      (a)  Principal Balance of Liquidated Receivables                   3                      277,459.06
      (b)  Net Liquidation Proceeds on any Liquidated
             Receivables                                                                        188,697.75
                                                                                              ------------
      Total Net Liquidation Losses for the related Due Period                                                              88,761.31

6.  Cumulative Net Losses on all Liquidated Receivables                  21                                               355,764.28

7.  Weighted Average Contract Rate of all Outstanding
      Contracts                                                                                                               9.272%

8.  Weighted Average Remaining Term to Maturity of all
      Outstanding Contracts                                                                                                  167.021

9.  Weighted Average Remaining Original Term to Maturity
      of all Outstanding Contracts                                                                                           181.662

                TRIGGER ANALYSIS
-----------------------------------------------

1.    (a)  Average Delinquency Rate                      0.9336%
      (b)  Maximum Average Delinquency Rate              2.0000%
      (c)  Delinquency Rate Trigger in effect ?                          NO

2.    (a)  Cumulative Net Loss Rate                      0.0629%
      (b)  Maximum Cumulative Net Loss Rate              0.3200%
      (c)  Net Loss Rate Trigger in effect                               NO

           MISCELLANEOUS
-------------------------------------

1.  Monthly Servicing Fees                                                                                                208,063.68

2.  Servicer Advances                                                                                                     344,824.26

3.    (a)  Opening Balance of the Reserve Account                                                                       9,670,317.00
      (b)  Deposits to the Reserve Account                                                      424,018.32
      (c)  Investment Earnings in the Reserve Account                                            50,225.02
      (d)  Distribution from the Reserve Account                                               -474,243.34
      (e)  Ending Balance of the Reserve Account                                                                        9,670,317.00

4.  Specified Reserve Account Balance                                                                                   9,670,317.00

5.  Available Reserve Amount                                                                         1.97%              9,670,317.00

6.  Reserve Account Loan Activity
      (a)  Distribution to Lender
              Lender Fees                                                                         9,007.97
              Investment Earnings                                                                50,225.02
              Principal                                                                         415,010.35

                Total Distribution to Lender                                                                              474,243.34

      (b)  Beginning Loan Balance                                                                                       9,670,317.00
      (c)  Principal Payment                                                                                              415,010.35
      (d)  Ending Loan Balance                                                                                          9,255,306.65